Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces First Quarter 2014 Results

NEW YORK, May 12, 2014 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) ("Arc Logistics" or the "Partnership") today reported its financial and operating results for the first quarter ended March 31, 2014.

The Partnership completed its initial public offering (“IPO”) during the fourth quarter of 2013, and as a result, the first quarter 2013 reporting period relates to the financial and operating results of the Partnership’s predecessor entity, Arc Terminals LP, which are not necessarily representative of the results anticipated for Arc Logistics following the completion of the IPO and related transactions.

During the first quarter of 2014, the Partnership accomplished the following:

•	Extended its operational footprint to Portland, OR
•	Realized petroleum product throughput of 70.4 thousand barrels per day (“mbpd”)
•	Reported revenue, net income and Adjusted EBITDA of $13.2 million, $1.9 million and $7.4 million, respectively
•	Invested growth capital to support existing, new and future customer initiatives
•	Generated distributable cash flow of $5.4 million
•	Declared a quarterly cash distribution of $0.3875 per unit for the first quarter ended March 31, 2014

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and Distributable Cash Flow, which are non-GAAP financial measures, and a reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow, please see below in this release and the accompanying tables.

First Quarter 2014 Operational and Financial Results

The Partnership reported first quarter 2014 net income of $1.9 million, a decrease of 81% over first quarter 2013 net income of $9.9 million. The decrease was driven by deferred rent expense associated with the Lease Agreement (as defined below) and the one-time $11.8 million bargain purchase gain accounted for in the first quarter of 2013 due to the acquisition of the Brooklyn, NY terminal, offset by a reduction in one-time transaction expenses, a full quarter of operating results for the acquisitions completed in February 2013 and the equity earnings from the Partnership’s 10.3% limited liability company interest in Gulf LNG Holdings Group, LLC (the “LNG Interest”).

For the first quarter of 2014, the Partnership generated $7.4 million of Adjusted EBITDA, a 49% increase over first quarter 2013 Adjusted EBITDA of $4.9 million. The increase was driven by the impact of the full quarter results for the Mobile, AL, Saraland, AL and Brooklyn, NY facilities acquired in February 2013, the commercial activity associated with the Partnership’s new Portland, OR terminal, the impact of the expansion projects completed in 2013, increased customer activity and the execution of new customer agreements.

In January 2014, the Partnership extended its operational footprint and customer relationships into the West Coast market by executing triple-net operating leases for the use of a petroleum products terminal and pipeline infrastructure located in Portland, OR (the “Lease Agreement”). In the first quarter of 2014, the Partnership also invested $1.6 million of capital to: (i) connect the fuel oil tank system and asphalt tank system at the Partnership’s Mobile, AL terminal for customer expansion opportunities; (ii) install a permanent boiler system at the Partnership’s Chickasaw, AL terminal; and (iii) complete customer related projects and other carryover projects from 2013.

As of March 31, 2014, the Partnership's storage capacity increased by approximately 1.6 million barrels, or 34%, to approximately 6.4 million barrels compared to March 31, 2013. The increase was a result of the completion of 150,000 barrels of new storage capacity for a customer at the Partnership’s Mobile, AL terminal and the procurement of storage capacity pursuant to the Lease Agreement for the Portland, OR terminal.

The Partnership's throughput activity increased by 11.6 mbpd, or 20%, to 70.4 mbpd during the first quarter of 2014 compared to the first quarter of 2013. The increase in throughput activity was the result of the full quarter impact of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities acquired in February 2013, throughput activity associated with the Partnership’s new Portland, OR terminal and increased customer activity at a number of its refined product terminals.

The Partnership's revenues increased by approximately $3.6 million, or 38%, to $13.2 million during the first quarter of 2014, compared to first quarter 2013 revenues of $9.6 million. The increase in first quarter revenues was due to (i) the full quarter impact of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities acquired in February 2013; (ii)  customer activity at the Partnership’s new Portland, OR terminal; (iii) the execution of new services agreements at its Brooklyn, NY terminal; (iv) increased throughput and transloading activity at a number of its East Coast, Midwest and Gulf Coast facilities and (v) increased ancillary services as it relates to heating, blending and other activities at a number of the Partnership’s terminals.

The Partnership's operating expenses increased by approximately $3.7 million, or 106%, to $7.1 million during the first quarter of 2014, compared to $3.5 million in the first quarter of 2013. The increase in operating expenses was primarily due to activities at the Partnership’s leased Portland, OR terminal, the full quarter impact of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities acquired in February 2013 and increased customer activity at the Partnership’s Gulf Coast and East Coast facilities, which resulted in incremental lease expense, deferred rent expense, salaries and wages, utility expense, property taxes and insurance expense.

On April 28, 2014, the Partnership declared a quarterly cash distribution of $0.3875 per unit, or $1.55 per unit on an annualized basis, for the period from January 1, 2014 through March 31, 2014. The distribution will be paid on May 16, 2014 to unitholders of record as of May 9, 2014.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the first quarter 2014 financial results on May 13, 2014, at 8:00 a.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The call may also be accessed live over the internet by visiting the “Investor Relations” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products.  For more information please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ from forward looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the market place for the Partnership’s products and services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) effects of existing and future laws or governmental regulations; and (ix) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission (“SEC”), including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and unusual or non-recurring charges. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s  consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; (iv) equity earnings from the LNG Interest; plus (v) cash distributions from the LNG Interest.  Distributable Cash Flow is a measure used by the investment community to measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and sustain or increase cash distributions to its unitholders.

The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is net income. Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to net income. Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and Distributable Cash Flow may be defined differently by other companies in the Partnership’s industry, its definitions of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and Distributable Cash Flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit information and operating data)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Third-party customers	$10,875	$7,485
Related parties	2,338	2,123
	13,213	9,608
Expenses:
Operating expenses	7,132	3,464
Selling, general and administrative	1,776	3,612
Selling, general and administrative - affiliate	884	614
Depreciation	1,698	1,138
Amortization	1,339	796
Total expenses	12,829	9,624
Operating income (loss)	384	(16)
Other income (expense):
Gain on bargain purchase of business	-	11,777
Equity earnings from unconsolidated affiliate	2,437	-
Interest expense	(910)	(1,888)
Total other income (expenses), net	1,527	9,889
Income before income taxes	1,911	9,873
Income taxes	50	14
Net Income	1,861	9,859
Less: Net income attributable to preferred units	-	347
Net income attributable to partners' capital	$1,861	$9,512

Earnings per limited partner unit:
Common units (basic and diluted)	$0.14	$1.37
Subordinated units (basic and diluted)	$0.14	$1.37

Other Financial Data:
Adjusted EBITDA	$7,392	$4,945
Distributable Cash Flow	$5,364

Operating Data:
Storage capacity (bbls)	6,425,100	4,809,100
Throughput (bpd)	70,404	58,762

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$4,116	$4,454
Trade accounts receivable	3,980	4,403
Due from related parties	905	722
Inventories	275	302
Other current assets	1,124	777
Total current assets	10,400	10,658
Property, plant and equipment, net	201,823	201,477
Investment in unconsolidated affiliate	72,732	72,046
Intangible assets, net	37,045	38,307
Goodwill	15,162	15,162
Other assets	1,817	1,716
Total assets	$338,979	$339,366
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$3,841	$4,115
Accrued expenses	1,732	2,144
Due to general partner	214	127
Other liabilities	47	25
Total current liabilities	5,834	6,411
Credit facility	105,563	105,563
Other non-current liabilities	1,090	-
Commitments and contingencies
Partners' capital (deficit):
General partner interest	-	-
Limited partners' interest
Common units – (6,867,950 units issued and outstanding at December 31, 2013)	124,944	125,375
Subordinated units – (6,081,081 units issued and outstanding at December 31, 2013)	101,144	101,525
Accumulated other comprehensive income	404	492
Total partners' capital	226,492	227,392
Total liabilities and partners' capital	$338,979	$339,366

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flow from operating activities:
Net income	$1,861	$9,859
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,698	1,138
Amortization	1,262	796
Gain on bargain purchase of business	-	(11,777)
Equity earnings from unconsolidated affiliate, net of distributions	(686)	-
Amortization of deferred financing costs	94	1,054
Amortization of premium	77	-
Changes in operating assets and liabilities
Trade accounts receivable	423	(2,879)
Due from related parties	(183)	94
Inventories	27	(10)
Other current assets	(347)	(133)
Accounts payable	(518)	3,163
Accrued expenses	(412)	372
Due to general partner	87	2,183
Other liabilities	1,112	32
Net cash provided by operating activities	4,495	3,892
Cash flows from investing activities:
Capital expenditures	(1,800)	(4,136)
Investment in unconsolidated affiliate	(165)	-
Net cash paid for acquisitions	-	(82,000)
Net cash used in investing activities	(1,965)	(86,136)
Cash flows from financing activities:
Distributions	(2,673)	-
Deferred financing costs	(195)	(3,476)
Repayments to credit facility	-	(31,313)
Proceeds from credit facility	-	116,000
Net cash (used in) provided by financing activities	(2,868)	81,211
Net decrease in cash and cash equivalents	(338)	(1,033)
Cash and cash equivalents, beginning of period	4,454	1,429
Cash and cash equivalents, end of period	$4,116	$396

ARC LOGISTICS PARTNERS LP
RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Net Income	$1,861	$9,859
Income taxes	50	14
Interest expense	910	1,888
Gain on bargain purchase of business	-	(11,777)
Depreciation	1,698	1,138
Amortization	1,339	796
One-time transaction expenses (a)	444	3,027
Non-cash charges (b)	1,090	-
Adjusted EBITDA	$7,392	$4,945
Cash interest expense	(856)
Cash income taxes	(50)
Maintenance capital expenditures	(436)
Equity earnings from the LNG Interest	(2,437)
Cash distributions received from the LNG Interest	1,751
Distributable Cash Flow	$5,364
_________________

(a)
The one-time transaction expenses for 2013 relate to the due diligence and acquisition expenses associated with the purchase of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities; for 2014, such expenses related to the execution of the Lease Agreement.

(b)	The non-cash charges relate to the deferred rent expense portion of the Lease Agreement.